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                                                                     Exhibit 8.6

                           Nicholas-Applegate Mutual Funds
                            600 West Broadway, 30th Floor
                             San Diego, California  92101

                                    July 24, 1998


The Chase Manhattan Bank, N.A.
1211 Avenue of the Americas, 32nd Floor
New York, New York  10036
Attention: Global Custody Division

PNC Bank, National Association
Airport Business Center
International Court 2
200 Stevens Drive
Lester, Pennsylvania  19113

Ladies and Gentlemen:

          Reference is made to the Sub-Custodian Agreement dated as of September 26, 1997 among Nicholas-Applegate Mutual Funds and you (the "Agreement").

          Pursuant to Appendix A to the Agreement, we wish to add the Funds listed on attachment 1 to the Agreement. Please indicate your acceptance of this addition by signing two copies of this letter below and returning them to us. Thank you for your assistance regarding this matter.

                                   Very truly yours,


                                   E. Blake Moore, Jr.
                                   Secretary

AGREED:

PNC BANK, NATIONAL ASSOCIATION

By:______________________________
Title:___________________________

THE CHASE MANHATTAN BANK, N.A.

By:______________________________
Title:___________________________


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                                     ATTACHMENT 1


Nicholas-Applegate Mid Cap Growth Fund (formerly Nicholas-Applegate Core Growth
     Fund)
Nicholas-Applegate Large Cap Growth Fund
Nicholas-Applegate Mini Cap Growth Fund
Nicholas-Applegate Small Cap Growth Fund (formerly Nicholas-Applegate Emerging Growth Fund)
Nicholas-Applegate ConvertibleFund (formerly Nicholas-Applegate Income & Growth
     Fund)
Nicholas-Applegate Balanced Growth Fund
Nicholas-Applegate Worldwide Growth Fund
Nicholas-Applegate International Growth Fund
Nicholas-Applegate Emerging Countries Fund
Nicholas-Applegate Global Growth & Income Fund
Nicholas-Applegate International Small Cap Growth Fund
Nicholas-Applegate Value Fund
Nicholas-Applegate High Quality Bond Fund (formerly Nicholas-Applegate Fully
     Discretionary Fixed Income Fund)
Nicholas-Applegate Strategic Income Fund
Nicholas-Applegate Short-Intermediate Fixed Income Fund
Nicholas-Applegate High Yield Bond Fund
Nicholas-Applegate Money Market Fund